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                             CONTROL DEVICES, INC
                       CALCULATION OF EARNINGS PER SHARE              Exhibit 11
               (Amounts in thousands, except per share amounts)

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                                                                                     Three Months Ended          Three Months Ended
Primary:                                                                                March 31, 1997              March 31, 1996
                                                                                     __________________          _________________
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Net income applicable to common shareholders                                               $1,536                         $  861

Weighted average number of Common Shares outstanding:                                       4,963                          2,564
Weighted average number of common shares equivalents options                                  114                            -
                                                                                     ------------------          -----------------
Weighted average number of common shares and equivalents options                            5,077                          2,564
                                                                                     ==================          =================
Earnings per share - Primary                                                               $ 0.30                         $ 0.34


Fully diluted:

Net income applicable to common shareholders                                               $1,536                         $  861

Weighted average number of common shares and equivalents options                            5,077                          2,564
Additonal common shares issuable assuming full dilution                                         5                            -
                                                                                     ------------------          -----------------
Weighted average number of common shares and equivalents options assuming
 full dilution                                                                              5,082                          2,564
                                                                                     ==================          =================
Earnings per share - Fully diluted                                                         $ 0.30                         $ 0.34

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